Exhibit 99.1

Aethlon Medical Announces Fiscal Year End Financial Results and Provides Corporate Update

SAN DIEGO, CA, June 24, 2021 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical technology company focused on developing products to diagnose and treat life and organ threatening diseases, today reported financial results for its fiscal year ended March 31, 2021 and provided an update on recent developments.

Company Updates

SARS-CoV-2/COVID-19

SARS-COV-2, the causative agent of COVID-19, is a member of the coronavirus family, which includes the original SARS virus, SARS-CoV, and the MERS virus. SARS-CoV-2, like all coronaviruses, is glycosylated. The Aethlon Hemopurifier has been demonstrated to bind and remove from circulation glycosolated viruses, including SARS-CoV-2 removal from blood in a human patient.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study is designed to enroll up to 40 subjects at up to 20 centers in the U.S. Subjects will have established laboratory diagnosis of COVID-19, be admitted to an intensive care unit, or ICU, and will have acute lung injury and/or severe or life threatening disease, among other criteria. Endpoints for this study, in addition to safety, will include reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). The initial sites for this trial, Hoag Memorial Hospital Presbyterian in Newport Beach, CA and Hoag Hospital – Irvine in Irvine, CA and Loma Linda Hospital in Loma Linda, CA, have completed clinical trial agreements, and have received IRB approval in the case of the Hoag hospitals, and are preparing to open for patient enrollment.

Under Single Patient Emergency Use regulations, the Company has treated two patients with COVID-19 with the Hemopurifier. The Company recently published a manuscript reviewing case studies covering those treatments entitled “Removal of COVID-19 Spike Protein, Whole Virus, Exosomes and Exosomal microRNAs by the Hemopurifier® Lectin-Affinity Cartridge in Critically Ill Patients with COVID-19 Infection.”

The manuscript described the use of the Hemopurifier for a total of nine sessions in two critically ill COVID-19 patients. The first case study demonstrated the improvement in the patient, who was SARS-COV-2 positive COVID-19 present at entry to the hospital. The patient presented with associated coagulopathy (CAC), lung injury, inflammation, and tissue injury, despite the absence of demonstrable COVID-19 viremia at the start of treatment at Day 22 and having demonstrated strong viremia earlier in the patient’s disease cycle, suggesting that the significant removal of exosomes contributed to the patient’s recovery. This patient received eight Hemopurifier treatments without complications and eventually was weaned from a ventilator and was discharged from the hospital.

The second patient case study demonstrated in vivo removal of SARS-CoV-2 virus from the blood stream of an infected patient. This patient completed a six-hour Hemopurifier treatment without complications and subsequently was placed on Continuous Renal Replacement Therapy (CRRT). The patient ultimately expired three hours after being placed on CRRT because of the advanced stage of the patient’s disease.

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In June 2021, we raised net proceeds of approximately $4.9 million through sales under our ATM agreement, $11.6 million in a registered direct financing and approximately $821,000 from the cash exercise of then outstanding warrants. In aggregate, we raised approximately $17.3 million in net proceeds in June 2021.

Financial Results for the Fiscal Year Ended March 31, 2021

At March 31, 2021, Aethlon Medical had a cash balance of approximately $9.9 million.

Consolidated operating expenses for the fiscal year ended March 31, 2021 were approximately $8.6 million, compared to approximately $6.6 million for the fiscal year ended March 31, 2020, an increase of approximately $2.0 million. The $2.0 million increase was due to increases in payroll and related expenses of approximately $1.1 million and in general and administrative expense of $1 million, which were partially offset by a decrease of approximately $100,000 in professional fees.

The $1.1 million increase in the fiscal year ended March 31, 2021 in our payroll and related expenses was due to an increase in cash-based compensation of $1.2 million, which was partially offset by a decrease in our stock-based compensation of $100,000. Approximately $400,000 of the increase in cash-based compensation related to an accrual for severance payments to our former Chief Executive Officer.

The $1 million increase in fiscal year ended March 31, 2021 in our general and administrative expenses primarily arose from increases of approximately $500,000 in our clinical trial expenses and $500,000 in laboratory supplies.

The $100,000 decrease in fiscal year ended March 31, 2021 in our professional fees primarily arose from decreases of approximately $300,000 in legal fees and $100,000 in accounting fees, which were partially offset by increases of $200,000 in scientific consulting fees and $100,000 in recruiting fees.

Other expense was nominal during the fiscal year ended March 31, 2021.

We recorded approximately $659,000 in government contract revenue in the fiscal year ended March 31, 2021, compared to approximately $650,000 in the fiscal year ended March 31, 2020.

As a result of the changes in revenues and expenses noted above, the Company’s net loss before noncontrolling interests increased to approximately $7.9 million for the fiscal year ended March 31, 2021, from approximately $6.4 million for the fiscal year ended March 31, 2020.

The unaudited condensed consolidated balance sheet for March 31, 2021 and the unaudited condensed consolidated statements of operations for the fiscal years ended March 31, 2021 and 2020 follow at the end of this release.

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Conference Call

The Company will hold a conference call today, Thursday, June 24, 2021 at 4:30 p.m. Eastern Time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

Interested parties can register for the conference by navigating to https://dpregister.com/sreg/10157771/e9dc23c656.

Please note that registered participants will receive their dial in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through July 1, 2021. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10157771.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

The Hemopurifier is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. Under an Investigational Device Exemption (IDE) application, in October 2019, the FDA approved an Early Feasibility Study (EFS), which is the device equivalent of a Phase 1 clinical trial for a drug or biologic, in a single center, open label trial in 10 to 12 subjects. The study is evaluating the HEMOPURIFIER® for reducing cancer-associated exosomes prior to the administration of standard-of-care pembrolizumab (KEYTRUDA®), which is a first-line therapy for patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. The EFS is being conducted at the University of Pittsburgh Medical Center Hillman Cancer Center.

The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies. In June 2020, the FDA approved an amendment to the Company's existing open IDE for the Hemopurifier in life threatening viral infections, to allow for the treatment of patients with SARS-CoV-2/COVID-19 infection. This will allow for up to 40 of these patients to be treated under a new Early Feasibility Study protocol at up to 20 clinical sites in the U.S.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to enroll patients in and successfully complete trials in the Early Feasibility Studies in head and neck cancer and in COVID-19 patients, the Company’s ability to successfully treat patients under any Emergency Use pathway, the Company’s ability to successfully complete development of its Hemopurifier, the Company’s ability to raise additional funds, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2020, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

Media Contact:

Tony Russo, Ph.D.

Russo Partners, LLC

tony.russo@russopartnersllc.com

212-845-4251

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

212-966-3650

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

ASSETS
	March 31, 2021	March 31, 2020

CURRENT ASSETS
Cash	$9,861,575	$9,604,780
Accounts receivable	149,082	206,729
Prepaid expenses	341,081	229,604

TOTAL CURRENT ASSETS	10,351,738	10,041,113

Property and equipment, net	160,976	140,484
Right-of-use lease asset	40,363	136,426
Patents, net	56,954	57,504
Restricted cash	46,726	–
Deposits	12,159	12,159

TOTAL NONCURRENT ASSETS	317,178	346,573

TOTAL ASSETS	$10,668,916	$10,387,686

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	337,678	285,036
Due to related parties	118,520	111,707
Deferred revenue	114,849	100,000
Lease liability, current portion	42,543	98,557
Other current liabilities	761,636	472,420

TOTAL CURRENT LIABILITIES	1,375,226	1,067,720

NONCURRENT LIABILITIES
Convertible notes payable, net	–	42,540
TOTAL NONCURRENT LIABILITIES	–	42,540

TOTAL LIABILITIES	1,375,226	1,110,260

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 30,000,000 shares
authorized; 12,150,597 and 9,366,873 issued and outstanding	12,152	9,368
Additional-paid in capital	129,331,542	121,426,563
Accumulated deficit	(119,913,090)	(112,026,381)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	9,430,604	9,409,550

Noncontrolling interests	(136,914)	(132,124)

TOTAL STOCKHOLDERS' EQUITY	9,293,690	9,277,426

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,668,916	$10,387,686

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the fiscal years ended March 31, 2021 and 2020

	Fiscal Year	Fiscal Year
	Ended 3/31/21	Ended 3/31/20

Government contract revenue	$659,104	$650,187

OPERATING COSTS AND EXPENSES
Professional fees	2,637,664	2,729,025
Payroll and related	3,454,941	2,302,599
General and administrative	2,456,418	1,548,551
	8,549,023	6,580,175

OPERATING LOSS	(7,889,919)	(5,929,988)

OTHER (INCOME) EXPENSE
Loss on debt extinguishment	–	447,011
Loss on share for warrant exchanges	–	(51,190)
Interest and other debt expenses	1,580	54,232
	1,580	450,053

NET LOSS	$(7,891,499)	$(6,380,041)

Loss attributable to noncontrolling interests	(4,790)	(6,093)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	$(7,886,709)	$(6,373,948)

Basic and diluted net loss available to
common stockholders per share	$(0.65)	$(1.87)

Weighted average number of common
shares outstanding	12,090,884	3,414,840

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